UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2009 (January 26, 2009)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)
Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)
203-402-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities

On January 26, 2009, Baldwin Technology Company, Inc. (the “Company”) committed to the principal features of a plan to restructure some of its existing operations. The plan includes consolidation of production facilities and employment reductions in Germany. Actions under the plan commenced in January 2009 in response to sustained weak market conditions. The Company expects to substantially complete the plan by June 30, 2009, the end of the Company’s current fiscal year (“Fiscal 2009”).

The costs associated with the plan will be charged to the Company’s results of operations during the third quarter of Fiscal 2009 and consist primarily of employee personnel costs. The Company expects to incur costs of approximately $3.0 million, anticipated to be paid in cash during the remainder of Fiscal 2009 and through the second quarter of Fiscal 2010.

This action, combined with other initiatives implemented during the third quarter of Fiscal 2009, in Europe, the U.S. and Japan will eliminate 68 full-time positions and will reduce the Company’s worldwide cost base and strengthen its competitive position as a leading global supplier of process automation equipment.  In addition, the Company has eliminated merit increases for approximately 13% of the remaining workforce, temporarily suspended the Company’s matching contribution to the U.S. 401 (k) plan and reduced U.S. based healthcare costs; and 49 senior managers have agreed to reduce their salaries. The Company estimates that annual savings from all of the above initiatives will be approximately $5.8 million.

Additionally, the Company has instituted cost reduction initiatives related to reduction in overtime, implementation of short-time work weeks, reduction of external service providers and extension of holiday shut down, all of which are expected to provide additional annual savings of approximately $4.1 million.

Previously, in October 2008, the Company announced a restructuring plan aimed at achieving operational efficiencies in Germany with a cost of approximately $681,000 and anticipated annual savings from that action and other actions in Europe and the U.S. of approximately $2.1 million.

As a result of Fiscal 2009 restructurings and other actions, the Company’s full-time employment headcount will be reduced from 655 at June 30, 2008 to approximately 575, a reduction of 80 employees, or 12%.

Item 8.01     Other Events

The Company issued a press release dated January 30, 2009, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits
         99.1    Press release announcing restructuring plan issued by the Company January 29, 2009 (furnished herewith).

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s expected restructuring and related charges and expenses associated with the Plan are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the following risks and uncertainties: the Company’s restructuring and related charges and expenses associated with the plan varying materially from management’s current estimates of these charges and expenses due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the plan; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and other Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

		By:	/s/	John P. Jordan
John P. Jordan
Vice President, Treasurer and
Chief Financial Officer

Dated:	January 30, 2009